                                                                    EXHIBIT 10.1

                         BRIDGE LOAN FINANCING AGREEMENT


        THIS BRIDGE LOAN FINANCING AGREEMENT ("Financing Agreement") is dated as of May 9, 2001, by and between ESAT, INC., a Nevada corporation, with headquarters located at 16520 Harbor Boulevard, Bldg. G, Fountain Valley, California 92708 (the "Company"), and WENTWORTH LLC, having an office at Corporate Center, West Bay Road, Grand Cayman (the "Investor").

                               W I T N E S S E T H

        WHEREAS, the Company wishes to induce the Investor to loan to the Company, and the Investor is willing to loan to the Company, subject to the terms and conditions set forth herein, up to One Million Three Hundred Thirty-Two Thousand Six Hundred and Fifty Five ($1,332,655) Dollars.

        NOW, THEREFORE, for and in consideration of the premises and the mutual agreement contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

        1. LOAN. (a) Subject to the terms and conditions set forth herein, the Investor shall loan to the Company One Million Three Hundred Thirty-Two Thousand Six Hundred and Fifty Five ($1,332,655) Dollars (the "Loan") in one or more installments, by delivery of such amount to the Company in same day U.S. funds by wire transfer to an account designated by the Company. The Loan includes the obligation under a prior Note delivered by the Company to the Investor due April 30, 2001 in the amount of $325,000 and accrued interest of $7,655 through such date.

                (2) The Investor shall not be obligated to advance funds unless they shall have received at least ten (10) business days written notice from the Company, setting forth the amount requested and the use of said proceeds, and further provided, that all interest to the date of funding shall have been paid. Upon each funding hereunder, the Company shall deliver a Certificate of an executive officer of the Company, substantially in the form annexed hereto as Exhibit D.

No more than one (1) draw shall be permitted during any calendar month. The Investor shall be under no obligation to advance in excess of $800,000, unless on or prior to August 30, 2001, the Company shall have secured from its executive officers and members of its Board of Directors, an unsecured subordinate loan in the principal amount of not less than $200,000 at an interest rate not exceeding eight percent (8%) per annum, with a maturity date not prior to December 31, 2003, and interest payable on the maturity. The Company covenants that in the event it receives any funds whether as a result of the sale of stock, or the sale of all or substantially all of the assets of Pacific Net Technologies, Inc., Inter-Wireless, Inc., or from the sale or licensing of its VOS technology or any other cash investment, it shall, after paying all reasonable expenses in connection with such sale, immediately pay the balance thereof to the Investor in reduction of the amounts outstanding under the Note.

                (3) As additional consideration hereunder, the Company shall issue pro rata for every $100,000 of the Loan, a warrant to purchase twenty thousand (20,000) shares of Common Stock, exercisable for a period of five (5) years at a price equal to one hundred ten (110%) percent of the Average Closing Bid price of the Company's common stock on the Principal Trading Market for the five (5) prior days to funding, as reported by Bloomberg, L.P. The Warrant shall contain cashless exercise provisions and shall be substantially in the form annexed hereto as Exhibit B.

2. NOTE. The terms of the Loan shall be set forth in and evidenced by one or more [Restated] Secured Promissory Note in substantially the form attached hereto as Exhibit A in the aggregate amount of One Million Three Hundred Thirty-One Thousand Eight Hundred Thirty-Eight ($1,331,838) Dollars, payable to the order of the Investor or its assignees (the "Notes").

3. MUTUAL DELIVERIES.

        (a) Upon the delivery by the Investor of the loan proceeds from time to time, as provided in Section 1 above, the Company shall deliver to the Investor the Notes.

        (b) The Company shall also deliver, or cause to be delivered, the original or execution copies of the following instruments and agreements duly executed by all parties thereto other than the Investor (together with the Notes
- the "Related Agreements"):

                (i) this Agreement with the Security Interest Provisions (Exhibit A);

                (ii) the Esat Common Stock Purchase Warrants in the form attached hereto as Exhibit B (the "Warrants"); and

                (iii) the opinion of counsel in the form annexed hereto as Exhibit C.

4. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to the Investor that:

        (a) The Company has the corporate power and authority to enter into this Financing Agreement and the Related Agreements and to perform its obligations hereunder and thereunder. The execution and delivery by the Company of this Financing Agreement and the Related Agreements and the consummation by the Company of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of the Company. This Financing Agreement and the Related Agreements have been duly executed and delivered by the Company and constitute valid and binding obligations of the Company enforceable against it in accordance with their respective terms, subject to the effects of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and to the application of equitable principles in any proceeding (legal or equitable).

        (b) The execution, delivery and performance by the Company of this Financing Agreement and the Related Agreements and the consummation of the transactions contemplated hereby and thereby do not and will not breach or constitute a default under any applicable law or regulation or of any agreement, judgment, order, decree or other instrument binding on the Company which breach or default could reasonably by expected to have a material adverse effect on the Company.

        (c) Except as set forth in Schedule 4(c) hereto, the Company is in material compliance with all applicable laws, regulations, judgments, decrees and orders material to the conduct of its business.

        (d) Except as set forth in Schedule 4(d) hereto, there is no pending, or to the knowledge of the Company, threatened, judicial, administrative or arbitral action, claim, suit, proceeding or investigation which might affect the validity or enforceability of this Financing Agreement or the Related Agreements or which involves the Company and which if adversely determined, could reasonably be expected to have a material adverse effect on the Company.

        (e) No consent or approval of, or exemption by, or filing with, any party or governmental or public body or authority is required in connection with the execution, delivery and performance under this Financing Agreement or the Related Agreements or the taking of any action contemplated hereunder or thereunder.

        (f) The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation. The Company is duly qualified and licensed and in good standing as a foreign corporation in each jurisdiction in which its current ownership or leasing of any properties or its ownership or leasing of any properties or the character of its operations as currently conducted requires such qualification or licensing, except where the failure to be so qualified would not have a material adverse effect on the Company. The Company has all corporate power and authority, and has obtained all necessary authorizations, approvals, orders, licenses, certificates, franchises and permits of and from all governmental or regulatory officials and bodies necessary to own or lease its properties and conduct its business other than those authorizations, approvals and such other documents the lack of which could not reasonably be expected to have a material adverse effect on the Company.

        (g) The execution, delivery and performance of this Agreement by the Company and the Related Agreements to be delivered hereunder and the consummation of the transactions contemplated hereby and thereby will not: (i) violate any provision of the Company's articles of incorporation or bylaws, (ii) violate, conflict with or result in the breach of any of the terms of, result in a material modification of the effect of, otherwise, give any other contracting party the right to terminate, or constitute (or with notice or lapse of time or both constitute) a default under, any contract or other agreement to which the Company is a party or by or to which the Company or any of the Company's assets or properties may be bound or subject, (iii) violate any order, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory body by which the Company, or the assets or properties of the Company are bound, (iv) to the Company's knowledge, violate any statute, law or regulation.

        (h) Except as set forth in Schedule 4(h) hereto, there has been no material change in the capitalization, assets, or liabilities of the Company since the issuance of the financial statements, for the period ending December 31, 2000, delivered to Investor, nor is the Company in default under, or an Event of Default has occurred in respect of any Prior Agreement between the Company and the Investor.

        (i) The Company will use the proceeds received hereunder as set forth in
Schedule 4(i) hereto, and, unless specifically consented to in advance in each instance by the Investor, the Company shall not, directly or indirectly, use such proceeds for any loan to or investment in any other corporation, partnership, enterprise or other person or for the repayment of any outstanding loan by the Company to any other party.

        (j) None of the following has occurred during the past ten (10) years with respect to the Company (or any subsidiary or predecessor entity) or control person of the Company (a "Person"):

        (1) A petition under the federal bankruptcy laws or any state insolvency law was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such Person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

        (2) Such Person was convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

        (3) Such Person was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities:

                (i) Acting, as an investment advisor, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, any other person regulated by the Commodity Futures Trading Commission ("CFTC") or engaging in or continuing any conduct or practice in connection with such activity;

                (ii) Engaging in any type of business practice; or

                (iii) Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of federal or state securities laws or federal commodities laws;

        (4) Such person was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any federal or state authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph (3) of this item, or to be associated with persons engaged in any such activity;

        (5) Such person was found by a court of competent jurisdiction in a civil action or by the CFTC or SEC to have violated any federal or state securities law, and the judgment in such civil action or finding by the CFTC or SEC has not been subsequently reversed, suspended, or vacated.

        (k) The Company represents that it has had no dealings in connection with this transaction with any finder or broker who will demand payment of any fee or commission from the other party. The Company agrees to indemnify the Investor against and hold the Investor harmless from any and all liabilities to any persons claiming brokerage commissions or finder's fees on account of services purported to have been rendered in connection with this Agreement or the transactions contemplated hereby.

        (l) Effective upon the mutual execution hereof, the Company, for itself and on behalf of all affiliated persons and entities, representatives, and all predecessors in interest, successors and assigns (collectively, the "Releasing Parties"), hereby releases and forever discharges each of Investor, and Investor's direct and indirect partners, officers, directors, employees, affiliates, representatives, agents, trustees, beneficiaries, predecessors in interest, successors in interest and nominees of and from any and all claims, demands, actions and causes of action, whether known or unknown, fixed or contingent, arising prior to the date of execution of this Agreement, that the Company may have had, may now have or may hereafter acquire with respect to any matters whatsoever under, relating to or arising from any prior Purchase Agreement, Registration Statement, and the agreements entered into in connection therewith (sometimes collectively referred to as the "Prior Agreements"). The Company also fully waives any offsets it may have with respect to the amounts owed under the Prior Agreements. Additionally, the Company represents, warrants and covenants that it has not, and at the time this release becomes effective will not have, sold, assigned, transferred, or otherwise conveyed to any other person or entity all or any portion of its rights, claims, demands, actions, or causes of action herein released.

5. REPRESENTATIONS AND WARRANTIES OF THE INVESTOR. The Investor hereby represents and warrants to the Company that:

        (a) The Investor has the corporate power and authority to enter into this Financing Agreement and the Related Agreements and to perform its obligations hereunder and thereunder. The execution and delivery by the Investor of this Financial Agreement and the Related Agreements and the consummation by the Investor of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of the Investor. This Financing Agreement and the Related Agreements have been duly executed and delivered by the Investor and constitute valid and binding obligations of the Investor, enforceable against it in accordance with their respective terms, subject to the effects of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and to the application of equitable principles in any proceeding (legal or equitable).

        (b) The execution, delivery and performance by the Investor of this Financing Agreement and the Related Agreements and the consummation of the transactions contemplated hereby and thereby do not and will not breach or constitute a default under any applicable law or regulation or of any agreement, judgment, order, decree or other instrument binding on the Investor.

        (c) There is no pending, or to the knowledge of the Investor, threatened, judicial, administrative or arbitral action, claim, suit, proceeding or investigation which might affect the validity or enforceability of this Financing Agreement or the Related Agreements.

        (d) No consent or approval of, or exemption by, or filing with, any party of governmental or public body or authority is required in connection with the execution, delivery and performance under this Financing Agreement or the Related Agreements or the taking of any action contemplated hereunder or thereunder.

        (e) The Investor has prior substantial investment experience, including investment in non-listed and non-registered securities and has had the opportunity to engage the services of an investment advisor, attorney or accountant to read all of the documents furnished or made available by the Company to the Investor in connection with this investment and to evaluate the merits and risks of this investment.

6. COVENANTS OF THE COMPANY. The Company covenants and agrees that, so long as the Note shall be outstanding, except as otherwise required under the Related Agreements, the Company shall:

        (a) Promptly pay and discharge all lawful taxes, assessments and governmental charges or levies imposed upon it or upon its income and profits, or upon any of its property, before the same shall become in default as well as all lawful material claims for labor, materials and supplies which, if unpaid, might become a lien or charge upon such properties or any part thereof; provided, however, that it shall not be required to pay and discharge any such tax, assessment, charge, levy or claim so long as the validity thereof shall be contested in good faith by appropriate proceedings, and the Company shall set aside on its books adequate reserves with respect to any such tax, assessment, charge, levy or claim so contested.

        (b) Pay, or cause to be paid, all material debts and perform, or cause to be performed, all material obligations promptly and in accordance with the respective terms thereof.

        (c) Implement and maintain a standard system of accounting in accordance with generally accepted accounting principles ("GAAP").

        (d) Provide to the Investor the following:

                (i) as soon as available after the end of each fiscal year of the Company, a consolidated balance sheet of the Company as at the end of that fiscal year and the related statement of earnings, stockholders' equity and changes in financial position of the Company for such fiscal year, in accordance with GAAP and audited by independent certified public accountants of recognized standing; and

                (ii) as soon as available and in any event within ninety (90) days after the end of each of the first three quarters of each fiscal year (commencing the quarter ending September 30, 1999), an unaudited consolidated balance sheet of the Company as of the end of that quarter, and the related unaudited statement of earnings of the Company for the period from the beginning of that fiscal year to the end of that quarter, certified by the principal financial officer of the Company as having been prepared in accordance with GAAP, subject to normal year-end adjustments.

        (e) Do, or cause to be done, all things that may be necessary to (i) maintain its due organization, valid existence and good standing under the laws of its state of incorporation; (ii) preserve and keep in full force and effect all qualifications, registrations and licenses in those jurisdictions in which the failure to do so could or would have a material adverse effect; (iii) maintain its power or authority to carry on its business as now conducted; and
(iv) use its best efforts to keep available the services of its key present employees and agents and maintain its current relations with suppliers, customers, distributors and joint venture partners (subject to the business judgment of executive management).

        (f) At all times maintain, preserve, protect and keep material property used and useful in the conduct of its business in good repair, working order and condition (subject to normal wear and tear), and from time to time make all needful and proper repairs, renewals, replacements, betterment and improvements thereto, so that the business carried on in connection therewith may be properly conducted at all times.

        (g) Keep adequately insured all property of a character usually insured by similar corporations and carry such other insurance as is usually carried by similar corporations.

        (h) At all reasonable times upon the Investor's request and upon advance notice to the Company and for good reason, permit representatives designated by the Investor to have access to the books and records relating to the operations and procedures of the Company (subject to execution of confidentiality undertakings).

        (i) Not assume, guaranty or otherwise, directly or indirectly, become liable or responsible for the obligations of any other person or entity, except for 75% or greater owned subsidiaries, for the purpose of paying or discharging the obligations of such person or entity unless such guarantees relate to the business of the Company, are incurred in the ordinary course of its business and do not exceed in the aggregate $100,000.

        (j) Not declare or pay any cash dividends or authorize or make any other distribution on any class of equity securities of the Company, except for the Series D and Series E Convertible Preferred Stock.

        (k) Except as set forth in Schedule 6(k) hereto, not consolidate with or merge with or into any entity or sell, lease, transfer, exchange or otherwise dispose of any material part of its properties and assets except in the ordinary course of business, however, the Company may engage in any of the foregoing transactions with a parent or subsidiary of the Company so long as such parent or subsidiary is no less creditworthy than the Company and such parent or subsidiary assumes the obligations of the Company hereunder.

        (l) shall not enter into any agreement or understanding which may, directly or indirectly, cause or effect a change in "control" as defined in Rule 405 under the Securities Act of 1933, without the prior written consent of the Investor.

7. ASSIGNMENT. This Financing Agreement and the Related Agreements may be assigned by the Investor to transferees or assignees of the Note, provided that the Company is, prior to or simultaneously with such transfer, furnished with written notice of the name and address of such transferee or assignee, and such assignee agrees in writing to be bound by the terms hereof and provided further that, if the Note is only assigned or transferred in part, then such assignment shall only be made in part on an appropriate proportionate basis. If there is a conflict between this provision and any provision of the Related Agreements, this provision shall govern.

8. NOTICES. Any notice required or permitted hereunder shall be given in writing (unless otherwise specified herein) and shall be deemed effectively given upon personal delivery or seven business days after deposit in the United States Postal Service, by (a) advance copy by fax, and (b) mailing by express courier or registered or certified mail with postage and fees prepaid, addressed to each of the other parties thereunto entitled at the following addresses, or at such other addresses as a party may designate by ten days advance written notice to each of the other parties hereto.

COMPANY:             ESAT, INC..

                               16520 Harbor Boulevard, Bldg. G
                               Fountain Valley, California 92708
                               Telephone No.: (714) 418-3200
                               Telecopier No.: (818) 464-2799

                               with a copy to:

                               Arter & Hadden LLP
                               725 South Figueroa Street, Suite 3400
                               Los Angeles, California 90017
                               Attn:   Dave Decker, Esq.
                               Telephone No.: (213) 430-3000
                               Telecopier No.: (213) 617-9255

PURCHASER: Wentworth LLC
                               Corporate Center
                               West Bay Road
                               Grand Cayman
                               Telephone No.:
                               Telecopier No.: (284) 494-4771

ESCROW AGENT:                  Krieger & Prager, Esqs.
                               39 Broadway, Suite 1440
                               New York, New York 10006
                               Telephone No.: (212) 363-2900
                               Facsimile No.: (212) 363-2999

9. SEVERABILITY. If a court of competent jurisdiction determines that any provision of this Financing Agreement is invalid, unenforceable or illegal for any reason, such determination shall not affect or impair the validity, legality and enforceability of the other provisions of this Financing Agreement. If any such invalidity, unenforceability or illegality of a provision of this Financing Agreement becomes known or apparent to any of the parties hereto, the parties shall negotiate promptly and in good faith in an attempt to make appropriate changes and adjustments to such provision specifically and this Financing Agreement generally to achieve as closely as possible, consistent with applicable law, the intent and spirit of such provision specifically and this Financing Agreement generally.

10. EXECUTION IN COUNTERPARTS. This Financing Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute the same Financing Agreement.

11. The Company shall pay all fees and disbursements of the Investor with respect to the preparation and enforcement of this Agreement and the Related Agreements.

12. GOVERNING LAW. This Agreement and the Related Agreements shall be governed by and construed in accordance with the laws of the State of California. Each of the parties consents to the jurisdiction of the federal courts whose districts encompass any part of the City of Los Angeles or the state courts of the State of California sitting in the City of Los Angeles in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non coveniens, to the bringing of any such proceeding in such jurisdictions.

13. RESTATED AGREEMENT. As hereby restated, this Agreement supercedes any prior agreement between the parties with respect to the subject matter hereof, and the Notes heretofore delivered pursuant to this Agreement shall be deemed amended in accordance with the provisions hereof.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties have executed this Bridge Loan Financing Agreement as of the date first written above.

                                       ESAT, INC.


                                       By:
                                          --------------------------------------
                                           Name:
                                           Title:


                                       WENTWORTH LLC


                                       By:
                                          --------------------------------------
                                           Name:
                                           Title:

                                  SCHEDULE 4(c)


The Company's Form S-1 Post-Effective Amendment No. 4 has not yet been filed with the SEC. The Company will file such amendment concurrent with the filing of its Form 10-Q for the quarter ended March 31, 2001.

                                  SCHEDULE 4(d)

In January, 2000, a claim was asserted against the Company by two shareholders alleging fraud and material omission of fact as represented by a former Chief Executive Officer of the Company. The claim alleges damages of $434,000.

On January 24, 2001, i-xposure, Inc. brought an action in the Superior Court for Orange, California, against the company seeking to enforce certain guaranties made by the company as a part of a bridge financing transaction for i-xposure. The complaint seeks to recover approximately $351,000 pursuant to the guaranties, costs and other relief deemed proper by the court. If the company is unable to successfully defend this action, it might be forced to seek protection under the bankruptcy laws.

                                  SCHEDULE 4(h)

There has been no material change in the capitalization, assets, or liabilities of the Company since the issuance of the financial statements, for the period ending December 31, 2000. However, the Company is currently considering the sale of a majority interest in the Pacificnet and Interwireless businesses.

No Event of Default has occurred in respect of any Prior Agreement between the Company and the Investor, other than as disclosed in Schedule 4(c).

                                  SCHEDULE 4(i)

Use of proceeds is anticipated as follows:

         A. Inventory                                         $100,000

         B. Deposit on new teleport                           $30,000

         C. Deposit with GE Americom                          $60,000

         D. Funds to Micro Space                              $160,000

         E. Working Capital                                   $300,000

         F. Settlement with Ikon (VOS)                        $50,000

         G. Funds for legal fees                              $200,000

         H. Funds to market SkyFrames and VOS                 $100,000

                                  SCHEDULE 6(k)

The Company is currently considering the sale of a majority interest in the PacificNet and Interwireless businesses.

                                                                        ANNEX TO
                                                           BRIDGE LOAN AGREEMENT


                                 FORM OF WARRANT

THESE SECURITIES AND THE SECURITIES ISSUABLE UPON THEIR EXERCISE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE TRANSFERRED UNLESS COVERED BY AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT, A "NO ACTION" LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION WITH RESPECT TO SUCH TRANSFER, A TRANSFER MEETING THE REQUIREMENTS OF RULE 144 OF THE SECURITIES AND EXCHANGE COMMISSION, OR AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY SUCH TRANSFER IS EXEMPT FROM SUCH REGISTRATION.

                                   ESAT, INC.

                          COMMON STOCK PURCHASE WARRANT

                1. Issuance; Certain Definitions. In consideration of good and valuable consideration, the receipt of which is hereby acknowledged by ESAT, INC., a Nevada corporation (the "Company"), WENTWORTH LLC, or registered assigns (the "Holder") is hereby granted the right to purchase at any time until ____________________(the "Expiration Date"), _________________________ fully paid and nonassessable shares of the Company's Common Stock, no par value per share (the "Common Stock"), at an initial exercise price per share (the "Exercise Price") of ________ subject to further adjustment as set forth herein.

                2. Exercise of Warrants.

                        2.1 General. This Warrant is exercisable in whole or in part at any time and from time to time at the Exercise Price per share of Common Stock payable hereunder, payable in cash or by certified or official bank check, or by "cashless exercise," by means of tendering this Warrant Certificate to the Company to receive a number of shares of Common Stock equal in Market Value to the difference between the Market Value of the shares of Common Stock issuable upon exercise of this Warrant and the cash exercise price thereof. Upon surrender of this Warrant Certificate with the annexed Notice of Exercise Form duly executed (which Notice of Exercise Form may be submitted either by delivery to the Company or by facsimile transmission as provided in Section 8 hereof), together with payment of the Exercise Price for the shares of Common Stock purchased, if applicable, the Holder shall be entitled to receive a certificate or certificates for the shares of Common Stock so purchased. For the purposes of this Section 2, "Market Value" shall be an amount equal to the average closing ask price of a share of Common Stock, as reported by Bloomberg, LP, for the five
(5) trading days preceding the Company's receipt of the Notice of Exercise Form duly executed multiplied by the number of shares of Common Stock to be issued upon surrender of this Warrant Certificate.

                        2.2 Limitation on Exercise. Notwithstanding the provisions of this Warrant, the Securities Purchase Agreement (as defined below) or of the other Transaction Agreements (as defined in the Securities Purchase Agreement), in no event (except (i) with respect to an automatic conversion, if any, of the Preferred Stock as provided in the Certificate of Designations or a conversion pursuant to a Redemption Notice Conversion [as defined in the Certificate of Designations], (ii) as specifically provided in the Certificate of Designations as an exception to this provision, or (iii) if the Company is in default hereunder or under any of the Transaction Agreements, and the Holder has asserted such default in writing and the applicability of this provision to such default) shall the Holder be entitled to exercise this Warrant or shall the Company have the obligation, to issue shares upon such exercise of all or any portion of this Warrant to the extent that, after such conversion, the sum of
(1) the number of shares of Common Stock beneficially owned by the Holder and its affiliates (other than shares of Common Stock which may be deemed beneficially owned through the ownership of the unconverted portion of the Preferred Stock or unexercised portion of the Warrants), and (2) the number of shares of Common Stock issuable upon the conversion of the Preferred Stock or exercise of the Warrants with respect to which the determination of this proviso is being made, would result in beneficial ownership by the Holder and its affiliates of more than 9.99% of the outstanding shares of Common Stock (after taking into account the shares to be issued to the Holder upon such conversion or exercise). For purposes of the proviso to the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), except as otherwise provided in clause (1) of such sentence. The Holder, by its acceptance of this Warrant, further agrees that if the Holder transfers or assigns any of the Warrants to a party who or which would not be considered such an affiliate, such assignment shall be made subject to the transferee's or assignee's specific agreement to be bound by the provisions of this Section 2.2 as if such transferee or assignee were the original Holder hereof.

                3. Reservation of Shares. The Company hereby agrees that at all times during the term of this Warrant there shall be reserved for issuance upon exercise of this Warrant such number of shares of its Common Stock as shall be required for issuance upon exercise of this Warrant (the "Warrant Shares").

                4. Mutilation or Loss of Warrant. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) receipt of reasonably satisfactory indemnification, and (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company will execute and deliver a new Warrant of like tenor and date and any such lost, stolen, destroyed or mutilated Warrant shall thereupon become void.

                5. Rights of the Holder. The Holder shall not, by virtue hereof, be entitled to any rights of a stockholder in the Company, either at law or equity, and the rights of the Holder are limited to those expressed in this Warrant and are not enforceable against the Company except to the extent set forth herein.

                6. Protection Against Dilution.

                        6.1 Adjustment Mechanism. If an adjustment of the Exercise Price is required pursuant to this Section 6, the Holder shall be entitled to purchase such number of additional shares of Common Stock as will cause (i) the total number of shares of Common Stock Holder is entitled to purchase pursuant to this Warrant, multiplied by (ii) the adjusted purchase price per share, to equal (iii) [the dollar amount of] the total number of shares of Common Stock Holder is entitled to purchase before adjustment multiplied by the total purchase price before adjustment.

                        6.2 Capital Adjustments. In case of any stock split or reverse stock split, stock dividend, reclassification of the Common Stock, recapitalization, merger or consolidation, or like capital adjustment affecting the Common Stock of the Company, the provisions of this Section 6 shall be applied as if such capital adjustment event had occurred immediately prior to the date of this Warrant and the original purchase price had been fairly allocated to the stock resulting from such capital adjustment; and in other respects the provisions of this Section shall be applied in a fair, equitable and reasonable manner so as to give effect, as nearly as may be, to the purposes hereof. A rights offering to stockholders shall be deemed a stock dividend to the extent of the bargain purchase element of the rights.

                        6.3 Adjustment for Spin Off. If, for any reason, prior to the exercise of this Warrant in full, the Company spins off or otherwise divests itself of a part of its business or operations or disposes all or of a part of its assets in a transaction (the "Spin Off") in which the Company does not receive compensation for such business, operations or assets, but causes securities of another entity (the "Spin Off Securities") to be issued to security holders of the Company, then

                (a) the Company shall cause (i) to be reserved Spin Off Securities equal to the number thereof which would have been issued to the Holder had all of the Holder's unexercised Warrants outstanding on the record date (the "Record Date") for determining the amount and number of Spin Off Securities to be issued to security holders of the Company (the "Outstanding Warrants") been exercised as of the close of business on the trading day immediately before the Record Date (the "Reserved Spin Off Shares"), and (ii) to be issued to the Holder on the exercise of all or any of the Outstanding Warrants, such amount of the Reserved Spin Off Shares equal to (x) the Reserved Spin Off Shares multiplied by (y) a fraction, of which (I) the numerator is the amount of the Outstanding Warrants then being exercised, and (II) the denominator is the amount of the Outstanding Warrants; and

                (b) the Exercise Price on the Outstanding Warrants shall be adjusted immediately after consummation of the Spin Off by multiplying the Exercise Price by a fraction (if, but only if, such fraction is less than 1.0), the numerator of which is the numerator of which is the Average Market Price of the Common Stock for the five (5) trading days immediately following the fifth trading day after the Record Date, and the denominator of which is the Average Market Price of the Common Stock on the five (5) trading days immediately following the fifth trading day after the Record Date, and the denominator of which is the Average Market Price of the Common Stock on the five (5) trading days immediately preceding the Record Date; and such adjusted Exercise Price shall be deemed to be the Exercise Price with respect to the Outstanding Warrants after the Record Date.

For the purposes of this Section 6.3, the "Average Market Price of the Common Stock" shall mean, for the relevant period, (x) the average closing bid price of a share of Common Stock, as reported by Bloomberg, LP or, if not so reported, as reported on the over-the-counter market or (y) if the Common Stock is listed on a stock exchange, the closing price on such exchange on the date indicated in the relevant provision hereof, as reported in The Wall Street Journal.

                7. Transfer to Comply with the Securities Act; Registration Rights.

                        (a) This Warrant has not been registered under the Securities Act of 1933, as amended, (the "Act") and has been issued to the Holder for investment and not with a view to the distribution of either the Warrant or the Warrant Shares. Neither this Warrant nor any of the Warrant Shares or any other security issued or issuable upon exercise of this Warrant may be sold, transferred, pledged or hypothecated in the absence of an effective registration statement under the Act relating to such security or an opinion of counsel satisfactory to the Company that registration is not required under the Act. Each certificate for the Warrant, the Warrant Shares and any other security issued or issuable upon exercise of this Warrant shall contain a legend on the face thereof, in form and substance satisfactory to counsel for the Company, setting forth the restrictions on transfer contained in this Section.

                        8. Notices. Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally, telegraphed, telexed, sent by facsimile transmission or sent by certified, registered or express mail, postage pre-paid. Any such notice shall be deemed given when so delivered personally, telegraphed, telexed or sent by facsimile transmission, or, if mailed, two days after the date of deposit in the United States mails, as follows:

                      (i)    if to the Company, to:

                             ESAT, INC.
                             Bldg. G
                             16520 Harbor Boulevard
                             Fountain Valley, California 92708
                             ATTN:
                             Telephone No.: (714) 418-3200
                             Telecopier No.: (714)



                      (ii)   if to the Holder, to:

                             Wentworth LLC
                             Corporate Centre
                             West Bay Road
                             Grand Cayman, Cayman Islands

                             with a copy to:

                             Krieger & Prager, Esqs.

                             39 Broadway - Suite 1440
                             New York, New York 10006
                             Telecopier No. (212) 363-2999
                             Telephone No.: (212) 689-3322

Any party may be notice given in accordance with this Section to the other parties designate another address or person for receipt of notices hereunder.

                9. Supplements and Amendments; Whole Agreement. This Warrant may be amended or supplemented only by an instrument in writing signed by the parties hereto. This Warrant of even date herewith contain the full understanding of the parties hereto with respect to the subject matter hereof and thereof and there are no representations, warranties, agreements or understandings other than expressly contained herein and therein.

                10. Governing Law. This Warrant shall be deemed to be a contract made under the laws of the State of New York for contracts to be wholly performed in such state and without giving effect to the principles thereof regarding the conflict of laws. Each of the parties consents to the jurisdiction of the federal courts whose districts encompass any part of the City of New York or the state courts of the State of New York sitting in the City of New York in connection with any dispute arising under this Warrant and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens, to the bringing of any such proceeding in such jurisdictions. To the extent determined by such court, the Company shall reimburse the Holder for any reasonable legal fees and disbursements incurred by the Buyer in enforcement of or protection of any of its rights under any of the Transaction Agreements.

                11. Counterparts. This Warrant may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

                12. Descriptive Headings. Descriptive headings of the several Sections of this Warrant are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.


        IN WITNESS WHEREOF, the parties hereto have executed this Warrant as of the 29 th day of December, 1999.


                                    ESAT, INC.


                                    By: /s/
                                       -----------------------------------------
                                              Name: Chet Noblett
                                              Its:   Chief Executive Officer &
                                                     Chairman of the Board
Attest:


/s/
---------------------------------
Name:   Mark Basile
Title:  Chief Financial Officer

                          NOTICE OF EXERCISE OF WARRANT

        The undersigned hereby irrevocably elects to exercise the right, represented by the Warrant Certificate, dated as of __________, to purchase shares of the Common Stock, no par value per share, of ESAT, INC., and tenders herewith payment in accordance with Section 1 of said Common Stock Purchase Warrant.

        Please deliver the stock certificate to:




Dated: ____________________


[Name of Holder]


By:



[ ]      CASH:  $_____________________

[ ]      CASHLESS EXERCISE


AGGREGATE MARKET VALUE OF _____ SHARES                    $_______________

AGGREGATE CASH EXERCISE PRICE OF _______ SHARES           $_______________

        DIFFERENCE + MARKET VALUE                         $_______________

        NUMBER OF SHARES ISSUABLE